As filed with the Securities and Exchange Commission
on August 30, 2002
Registration No. 811-9689

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM N-1A

AMENDMENT NO. 8 TO THE
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

________________________

WELLS FARGO CORE TRUST
 (Exact Name of Registrant as specified in Charter)
525 Market Street
San Francisco, CA 94105
(Address of Principal Executive Offices, including Zip Code)

__________________________

Registrant's Telephone Number, including Area Code: (800) 643-9691
C. David Messman
Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94105
(Name and Address of Agent for Service)

With a copy to:
Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006

EXPLANATORY NOTE

            This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to register the Small Cap Basic Value Portfolio, and to make certain other non-material changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Part A

WELLS FARGO CORE TRUST

PRIVATE PLACEMENT MEMORANDUM

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Cap Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

August 30, 2002

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Core Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of fifteen separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio and Tactical Maturity Bond Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more Portfolios.

Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's assets" are measured as percentages of net assets plus borrowings for investment purposes.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in companies with average market capitalizations greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factor associated with this Portfolio is market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high-quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing equity securities; and at least 80% of the Portfolio's assets in securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance ratio.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks listed in the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable position in the underlying securities, and in interest-rate futures contracts, options or interest rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

International Equity Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks to earn total return by investing at least 80% of total assets in the common stock of companies based in developed foreign countries and emerging markets. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest in the securities of at least five different countries other than the United States. The Portfolio invests in issuers with an average market capitalization of $10 billion or more, although the Portfolio may invest in equity securities of issuers with market capitalizations as low as $250 million. The Portfolio may also invest in American Depository Receipts ("ADRs") and similar investments.

The Adviser applies a fundamentals-driven, value-oriented analysis to identify companies with above-average potential for long-term growth and total return capabilities. The Adviser examines financial data including a company's historical performances and its projected future earnings. The Adviser also considers other key criteria such as the company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; and prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Adviser considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Appreciation Portfolio: The Portfolio seeks long-term capital appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company's current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the Portfolio's allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2%.

The principal risk factors associated with this Portfolio are leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, high-quality domestic companies that the Adviser believes have superior growth potential. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio's total assets in the securities of foreign companies and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, foreign investment risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed-Income Portfolio: The Adviser seeks consistent fixed-income returns by investing at least 80% of the Portfolio's assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable- rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government obligations"), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have an average dollar-weighted portfolio maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Basic Value Portfolio: The Portfolio seeks long-term capital appreciation by investing principally in common stocks of smaller companies. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently.

In making investment decisions for the Portfolio, the Adviser assesses a company's "enterprise value" - its strength as an enterprise both in its industry and in its ability to contribute positively to the Portfolio's performance - by applying a fundamentals-driven, value-oriented analysis. The Adviser analyzes quantitative criteria such as operating profit levels, return on capital, and forecasted free cash flow, as well as qualitative criteria such as competitive strengths and weaknesses, long-term outlook for a company's industry, and an assessment of the company's management team. Based on this analysis, the Advisor invests in securities that it believes are both undervalued by at least 25%, and that show tangible signs of price appreciation. The Portfolio is diversified, and will typically range from 40-80 holdings. Under normal circumstances, the Adviser expects the Portfolio to hold a maximum of 5% of total assets in any single issue, and a maximum of 35% of total assets in the top 10 positions. The Adviser seeks generally to maintain lower portfolio turnover, but employs a strict sell discipline to limit losses in the Portfolio. The Adviser may sell all or part of a Portfolio holding that meets or exceeds certain quantitative thresholds established by the Adviser for negative performance impact on the Portfolio. A position may also be sold if a security meets its price target as established by the Adviser, or experiences negative changes in its fundamentals. There is no guarantee that lower portfolio turnover rates will be achieved.

The Portfolio may invest up to 5% of total assets in U.S. dollar-denominated foreign securities, but will typically be 100% invested in the securities of U.S.-domiciled corporations. The Portfolio may also invest in IPOs, although the Adviser anticipates that such investments will occur rarely.

The principal risk factors associated with this Portfolio are market risk and small company risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index") with minimum tracking error and to minimize transaction costs. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are leverage risk, market risk, and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Cap Value Portfolio: The Portfolio seeks capital appreciation by investing in common stocks of smaller companies. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently.

The Adviser seeks higher growth rates and greater long-term returns by investing primarily in the common stock of smaller companies that the Adviser believes to be undervalued and likely to report a level of corporate earnings exceeding the level expected by investors. The Adviser values companies based upon both the price-to-earnings ratio of the company and a comparison of the public market value of the company to a proprietary model that values the company in the private market. In seeking companies that will report a level of earnings exceeding that expected by investors, the Adviser uses both quantitative and fundamental analysis. Among other factors, the Adviser considers changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and the fundamental business outlook for the company.

The principal risk factors associated with this Portfolio are market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks to provide long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that are rapidly growing (usually with relatively short operating histories) or that are emerging from a period of investor neglect by undergoing a dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or measures taken to close the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, small company investment risk, foreign investment risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks to provide long-term capital appreciation. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization range that is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are leverage risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing low volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar-denominated fixed-income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and others. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; and (iv) in U.S. Government obligations to not more than 50% of total assets.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 12 years and seeks to maintain a dollar-weighted average portfolio maturity of between 1 and 5 years.

The Portfolio may use options, swap agreements, interest rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Value Bond Portfolio: The Portfolio seeks total return by investing at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio invests in a broad range of fixed-income instruments in order to create a strategically diversified portfolio of fixed-income investments. These investments include corporate bonds, mortgage- and other asset-backed securities, U.S. Government obligations, preferred stock, convertible bonds and foreign bonds.

The Adviser focuses on relative value as opposed to predicting the direction of interest rates. In general, the Portfolio seeks higher current income instruments, such as corporate bonds and mortgage- and other asset-backed securities, in order to enhance returns. The Adviser believes that this exposure enhances performance in varying economic and interest rate cycles and avoids excessive risk concentrations. The Adviser's investment process involves rigorous evaluation of each security, including identifying and valuing cash flows, embedded options, credit quality, structure, liquidity, marketability, current versus historical trading relationships, supply and demand for the instrument and expected returns in varying economic/interest rate environments. The Adviser uses this process to seek to identify securities which represent the best relative economic value. The Adviser then evaluates the results of the investment process against the Portfolio's objective and purchases those securities that are consistent with the Portfolio's investment objective.

The Portfolio particularly seeks strategic diversification. The Portfolio will not invest more than 75% of total assets in corporate bonds, 65% of total assets in mortgage-backed securities, and 50% of total assets in asset-backed securities, other than mortgage-backed securities. The Portfolio may invest in U.S. Government obligations without restriction.

The Portfolio will invest 65% of total assets in fixed-income securities rated, at the time of purchase, within the three highest rating categories by at least one nationally recognized statistical ratings organization ("NRSRO"), or which are unrated and determined by the Adviser to be of comparable quality. The Portfolio may invest up to 20% of total assets in non-investment-grade securities. The dollar weighted average maturity of the Portfolio will vary between 5 and 15 years. The Portfolio's duration normally will vary between 3 and 8 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and is an indication of the security's sensitivity to a change in interest rates. The Portfolio may use options, swap agreements, interest rate caps, floors and collars, and futures contracts to manage risk. The Portfolio also may use options to enhance returns.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

Tactical Maturity Bond Portfolio: The Portfolio seeks to produce positive total return each calendar year regardless of general bond market performance. The Portfolio invests at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 25 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The average dollar-weighted maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Adviser invests at least 50% of total assets in U.S. Government obligations, including U.S. Treasury securities. The Adviser only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Adviser may invest up to 25% of total assets in securities rated, at the time of purchase, in the second highest long-term rating category assigned by a NRSRO. The Adviser does not invest more than 25% of the Portfolio's total assets in zero-coupon securities, securities with variable or floating rates of interest, or asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

- Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

- We cannot guarantee that a Portfolio will meet its investment objective.

- We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good any such losses.

- Share prices―and therefore the value of your investment―will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility.

- An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

- The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment and regulatory risk.

- Certain Portfolios also may use various derivative instruments, such as options or futures contracts. The term "derivatives" covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

- The Portfolios may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes when believed to be in the best interests of the Interestholders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

- Certain Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation ("FHLMCs"). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government, and the U.S. Government's guarantee does not extend to the Portfolios themselves. Collateralized mortgage obligations ("CMOs") typically represent principal-only and interest-only portions of such securities and are subject to increased interest-rate and credit risk.

- The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated "BBB" by S&P or "Baa" by Moody's ratings which are considered investment-grade, possess some speculative characteristics.

What follows is a general list of the types of risks (some of which are described previously) that may apply to the Portfolios and a table showing some of the additional investment practices that the Portfolios may use and the risks associated with them. Additional information about these practices is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Emerging Market Risk - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Foreign Investment Risk - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding or other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

Index Risk - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

Interest Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a stock, bond or other security will be reduced by market activity. This is a basic risk associated with all securities.

Prepayment/Extension Risk - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest rate risk, and reduce rates of return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

Small Company Investment Risk - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

ITEM 5: MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Core Trust

The Trust was organized as a Delaware business trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. At that time, the Trustees established fourteen portfolios for the Trust, each of which having a direct correlation to one corresponding CT portfolio. The Trust is currently comprised of fifteen Portfolios. Large Cap Appreciation Portfolio commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio commenced operations on August 30, 2002.

The Investment Adviser

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive fees as described below:

Core Trust Portfolios	Funds Management Advisory Fees
Disciplined Growth Portfolio	0.75
Equity Income Portfolio	0.75
Index Portfolio	0.15
International Equity Portfolio	1.00
Large Cap Appreciation Portfolio	0.70
Large Company Growth Portfolio	0.75
Managed Fixed Income Portfolio	0.50
Small Cap Basic Value Portfolio	0.90
Small Cap Index Portfolio	0.25
Small Cap Value Portfolio	0.90
Small Company Growth Portfolio	0.90
Small Company Value Portfolio	0.90
Stable Income Portfolio	0.50
Strategic Value Bond Portfolio	0.50
Tactical Maturity Bond Portfolio	0.50

The Sub-Advisers

Wells Capital Management Incorporated ("WCM"), an affiliate of Funds Management located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, International Equity, Small Cap Basic Value and Small Cap Index Portfolios. In this capacity, it is responsible for the day-to-day investment management activities of the Portfolios. WCM provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of September 30, 2001, WCM managed assets aggregating in excess of $99 billion.

Cadence Capital Management ("Cadence"), a wholly owned subsidiary of Allianz A.G., located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of September 30, 2001, Cadence managed approximately $5.1 billion in assets.

Galliard Capital Management, Inc. ("Galliard"), an investment adviser subsidiary of Wells Fargo Bank Minnesota, N.A., located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income, Stable Income and Strategic Value Bond Portfolios. In this capacity, it is responsible for the day-to-day investment management activities of these Portfolios. Galliard provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of June 30, 2001, Galliard managed assets in excess of $8 billion.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly-owned subsidiary of Wells Fargo Bank Minnesota, N.A., located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55402, is a sub-adviser for the Large Company Growth, Tactical Maturity Bond, Small Company Growth and Small Company Value Portfolios. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of September 30, 2001, Peregrine managed approximately $9.1 billion in assets.

Smith Asset Management Group, LP ("Smith Group"), located at 500 Crescent Court, Suite 250, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth and the Small Cap Value Portfolios. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of September 30, 2001, the Smith Group managed over $1.2 billion in assets.

The Administrator

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and Officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio's business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying Wells Fargo Funds that invest in the Portfolios are being charged administration fees.

Placement Agent

Stephens Inc. ("Stephens" or "Placement Agent") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the Placement Agent of the Trust.

The Transfer Agent

Boston Financial Data Services, Inc. ("BFDS") provides transfer agency services to the Portfolios. For providing these services, BFDS receives an annual fee, certain transaction-related fees, and is reimbursed for out-of-pocket expenses incurred on behalf of the Portfolios.

Portfolio Managers`

The following persons are primarily responsible for the day-to-day management of the Portfolios, and, except for the Large Cap Appreciation Portfolio and the Small Cap Basic Value Portfolio, were responsible for the day-to-day management of the Portfolios' predecessors since the date noted.

Disciplined Growth Portfolio - Stephen S. Smith, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Group. Prior to 1995, Mr. Smith previously served as Senior Portfolio Manager with Nations Bank. Mr. Smith earned his BS in Industrial Engineering and his MBA from the University of Alabama.

Index Portfolio - David D. Sylvester (1996) and Laurie R. White (1996). Mr. Sylvester has been with Wells Fargo & Company and its predecessors in an investment management capacity for over 22 years. Mr. Sylvester joined WCM in 1998 as an Executive Vice President. He simultaneously held the position of Managing Director for Reserve Asset Management at Norwest Investment Management, Inc. ("NIM") (since 1997) until WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Sylvester has nearly 25 years of investment experience. He specializes in the management of structured portfolios, including indexed portfolios and overlay programs. Mr. Sylvester attended the University of Detroit-Mercy. Ms. White joined WCM in 1998 as Managing Director and simultaneously was a Director for Reserves Asset Management at NIM (since 1997) until WCM and NIM combined investment advisory services under the WCM name in 1999. Ms. White has over 14 years of investment management experience and currently specializes in managing indexed portfolios and overlay strategies for institutional investors. Ms. White earned her BA in Political Science from Carleton College and her MBA from the University of Minnesota.

Equity Income Portfolio - David L. Roberts, CFA (1994) and Gary J. Dunn, CFA (1994). Mr. Roberts joined WCM in 1998 as the Equity Income Managing Director and simultaneously held this position at NIM until WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Roberts joined Norwest Corporation in 1972 as a Securities Analyst. He became Assistant Vice President Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his BA in Mathematics from Carroll College. Mr. Dunn joined WCM in 1998 as Principal for its Equity Income Team. WCM and NIM combined investment advisory services under the WCM name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of NIM. He has been associated with Norwest or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his BA in Economics from Carroll College.

International Equity Portfolio - Cynthia A. Tusan, CFA (2001) and Sabrina Yih, CFA (2001). Ms. Tusan joined WCM in 1996 from Wells Fargo Bank where she managed individual and institutional investment management and trust accounts since 1989. She earned her BA in economics from Bryn Mawr College and her MBA from the Anderson School of Management at the University of California. Ms. Yih joined WCM in 2001 from the Columbia International Stock Fund, where she was a portfolio manager since December 1997. Over this period, her experience was focused on investing in Europe and Asia (exJapan), two of the International Equity Portfolio's largest regions. For the eight years prior to that time, she was a portfolio manager for the Delphi International Fund for high net-worth individuals. Ms. Yih earned her BA in Economics from Mount Holyoke College, magna cum laude, in 1982, and her MBA from the J.L. Kellogg Graduate School of Management at Northwestern University in 1984. She is a member of the Association of Investment Management and Research (AIMR) and a member of the International Society of Financial Analysts.

Large Cap Appreciation Portfolio - David B. Breed, CFA (1977) and Wayne A. Wicker, CFA (1988). Mr. Breed is the Managing Director, Chief Executive Officer, Chief Investment Officer and founding partner of Cadence. Mr. Breed has managed separate equity accounts for many institutional clients and has led the team of portfolio managers there since 1988. He earned his BA in Finance from the University of Massachusetts, and a MBA in Finance from the Wharton School of Business. Mr. Wicker joined Cadence in 1998 and serves as a Senior Portfolio Manager. Prior to joining Cadence, Mr. Wicker was Director of Employee Benefits at Dayton Hudson Corporation and a Financial Analyst at IDS Financial Services (now American Express Financial Advisors). He has 21 years of investment experience. Mr. Wicker earned his BA in Business Administration and his BA in Communications from the University of Washington. He earned his MBA in Finance from Michigan State University in 1984.

Large Company Growth Portfolio - John S. Dale, CFA (1994) and Gary E. Nussbaum, CFA (1998). Mr. Dale joined Peregrine in 1988 as a Senior Vice President and has managed large company growth portfolios since 1983, currently totaling assets in excess of $3 billion. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968. Mr. Dale earned his BA in Marketing from the University of Minnesota. Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios, currently totaling assets in excess of $3 billion. Mr. Nussbaum earned his BA in Finance and his MBA from the University of Wisconsin.

Managed Fixed Income Portfolio - Richard Merriam, CFA (1995) and Ajay Mirza, CFA (1998). Mr. Merriam joined Galliard at the firm's inception in 1995. Currently, Mr. Merriam is a Managing Partner at Galliard. He is responsible for investment process and strategy. Prior to joining Galliard, Mr. Merriam was Chief Investment Officer for Insight Investment Management. Mr. Merriam earned his BA in Economics and English from the University of Michigan and his MBA from the University of Minnesota. Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, Mr. Mirza was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his BE in Instrumentation from the Birla Institute of Technology (India), his MA in Economics from Tulane University, and his MBA from the University of Minnesota.

Small Cap Basic Value Portfolio - Douglas N. Pratt, CFA (2002). Mr. Pratt joined WCM in 2002 and has managed equity portfolios since 1992. Prior to joining WCM, Mr. Pratt was a portfolio manager at Willow Capital, LLC since 1996, where he founded and managed a long/short equity hedge fund. Mr. Pratt earned his A.B. in English Literature from Brown University, and his double MBA in finance and accounting from Columbia University.

Small Cap Index Portfolio - David D. Sylvester (1998) and Laurie R. White (1998). For a description of Mr. Sylvester's and Ms. White's experience and backgrounds, see "Index Portfolio."

Small Cap Value Portfolio - Stephen S. Smith, CFA. For a description of Mr. Smith's experience and background, see "Disciplined Growth Portfolio."

Small Company Growth Portfolio - Robert B. Mersky, CFA (1994) and Paul E. von Kuster, CFA (1998). Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. Mr. Mersky is responsible for Peregrine's Small Cap Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, Mr. Mersky had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his BS in Accounting from the University of Minnesota. Mr. Von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. Mr. Von Kuster has his BA in Philosophy from Princeton University.

Small Company Value Portfolio - Tasso H. Coin, Jr., CFA (1995) and Douglas G. Pugh, CFA (1997). Mr. Coin joined Peregrine in 1995 as a Senior Vice President. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. Mr. Coin earned his BA in Economics from Loyola University of Chicago. Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. Mr. Pugh earned his BS in Finance and Business Administration from Drake University and his MBA from the University of Minnesota.

Stable Income Portfolio - John Huber, CFA (1998). Mr. Huber joined Galliard at the firm's inception in 1995 as a Portfolio Manager. Currently, Mr. Huber is highly involved with portfolio management, strategy, issue selection and trading. Mr. Huber specializes in corporate and asset/mortgage-backed securities. Prior to joining Galliard, Mr. Huber was an Assistant Portfolio Manager with NIM. In addition, he previously served as a Senior Analyst in Norwest's Capital Market Credit Group. Mr. Huber earned his BA in Communications from the University of Iowa and his MBA from the University of Minnesota.

Strategic Value Bond Portfolio - Richard Merriam, CFA, John Huber, CFA (1998), and Ajay Mirza, CFA (1998). For a description of Mr. Merriam's experience and background, see "Managed Fixed Income Portfolio." For a description of Mr. Huber's experience and background, see "Stable Income Portfolio." For a description of Mr. Mirza's experience, see "Managed Fixed Income Portfolio."

Tactical Maturity Bond Portfolio - William D. Giese, CFA (1994) and Patricia Burns, CFA (1998). Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. His responsibilities include overseeing the Tactical Maturity Bond Portfolio. Mr. Giese has more than 20 years of experience in fixed-income securities management. Mr. Giese earned his BS in Civil Engineering from the Illinois Institute of Technology and his MBA from the University of Michigan. Ms. Burns joined Peregrine over 10 years ago and is Senior Vice President and Portfolio Manager for taxable fixed-income portfolios. She has been associated with Norwest Bank and its affiliates since 1983. Ms. Burns earned her BA in Child Psychology/Sociology and her MBA from the University of Minnesota.

ITEM 7: SHAREHOLDER INFORMATION

PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open for business ("Business Day"). NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding. All Portfolios value portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolios value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining net asset value.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Stephens.

ITEM 8: DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a Private Fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a Private Fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 9: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Part B

WELLS FARGO CORE TRUST

PRIVATE PLACEMENT MEMORANDUM

Disciplined Growth Portfolio
Equity Income Portfolio
Index Portfolio
International Equity Portfolio
Large Cap Appreciation Portfolio
Large Company Growth Portfolio
Managed Fixed Income Portfolio
Small Cap Basic Value Portfolio
Small Cap Index Portfolio
Small Cap Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Stable Income Portfolio
Strategic Value Bond Portfolio
Tactical Maturity Bond Portfolio

August 30, 2002

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the fifteen Portfolios of Wells Fargo Core Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated August 30, 2002. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the Portfolios, which include the portfolios of investments and independent auditors' report for the fiscal year ended September 30, 2001 (equity Portfolios) and the fiscal year ended May 31, 2001 (income Portfolios), are hereby incorporated by reference to the Annual Reports. Copies of Part A and the Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Funds, P.O. Box 8266, Boston, MA 02266-8266.

ITEM 11. TRUST HISTORY

            In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc., the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT") in newly established portfolios. The Trustees established fourteen Portfolios of the Trust, not including the Large Cap Appreciation Portfolio which commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio, which commenced operations on August 30, 2002, each having a direct correlation to one corresponding CT portfolio.

ITEM 12. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

            The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act" and collectively, the "Portfolios"). The Trust was organized as a Delaware business trust on March 10, 1999. The Trust's Declaration of Trust authorizes the Board of Trustees of the Trust (the "Board") to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

            The Trust is currently comprised of fifteen separate series (each, a "Portfolio" and collectively, the "Portfolios"): Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Basic Value Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio. Each Portfolio is "diversified" as defined in the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES:

            Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

            (1)     purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (I) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period and (vi) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

            (2)     purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

            (3)     borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

            (4)     issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

            (5)     make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

            (6)     underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

            (7)     purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

            (8)     purchase or sell commodities, provided that (I) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

            Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio's Interestholders;

            (1)     Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) and (B) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

            (2)     Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

            (3)     Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

            (4)     Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

            (5)     Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio's investment in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

            (6)     Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

            (7)     Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

            (8)     Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

            Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

            General

            Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

            Asset-Backed Securities

            Certain Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on these asset-backed securities may be "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment.

            Bank Obligations

            The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

            Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

            Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

            Below Investment-Grade Investments

            Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (also known as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

            Bonds

            Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

            Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

            Borrowing

            The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

            Closed-End Investment Companies

            The Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

            Commercial Paper

            The Portfolios may invest in commercial paper (including variable amount master demand notes, see "Floating- and Variable-Rate Obligations" below) which refers to short-term, unsecured promissory notes issued by corporations, financial institutions, and similar instruments issued by government agencies and instrumentalities to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO").

            Convertible Securities

            Certain Portfolios may invest in convertible securities that provide current income and are issued by companies with the characteristics described above for each Portfolio and that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

            Custodial Receipts for Treasury Securities

            The Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

            Derivative Securities

            Certain Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios' investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

            Derivative Securities: Futures and Options Contracts

            Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

            While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).

            The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

            The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

            Futures Contracts. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

            The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

            Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

            Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.

            Foreign Currency Futures Contracts and Foreign Currency Transactions. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

            Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

            Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

            A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

            The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

            Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

            Options Trading. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

            A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

            The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

            Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

            Below is a description of some of the types of options in which a Portfolio may invest.

            A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

            The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

            Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

            Future Developments. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.

            Dollar Roll Transactions

            Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed- income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

            Emerging Market Securities

            Certain Portfolios may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

            Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

            Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Ecuador, Greece, Hong Kong, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

            There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

            Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts payable on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

            Floating- and Variable-Rate Obligations

            Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

            There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

            Foreign Investments

            The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see "Emerging Market Securities" below). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding or other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

            Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

            Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

            Investment income on and sales proceeds payable on certain foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

            Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions

            Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

            Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

            Guaranteed Investment Contracts

            Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment.

            Illiquid Securities

            The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15% of its net assets in illiquid securities.

            Interest Rate Protection Transactions

            To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

            A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

            Letters of Credit

            Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

            Loans of Portfolio Securities

            Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

            A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

            Wells Fargo Bank Minnesota, N.A. ("Wells Fargo Bank MN" or "Custodian"), acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank MN is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

            Money Market Instruments and Temporary Investments

            The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser; (iv) certain repurchase agreements; and (e) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

            Mortgage-Related and Other Asset-Backed Securities

            Certain Portfolios may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

            Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association (" FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

            Certain Portfolios may also invest in ARMs issued or guaranteed by the GNMA, FNMA or the FHLMC. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

            The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, while those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards.

            The interest rates on the mortgages underlying the ARMs and some of the CMOs in which a Portfolio may invest generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined commonly-recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The net asset value ("NAV") of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during interim periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of the Portfolio or if the Portfolio sells these securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates. The holder of ARMs and CMOs are also subject to repayment risk.

            There are risks inherent in the purchase of mortgage-related securities. For example, these securities are subject to a risk that default in payment will occur on the underlying mortgages. In addition to default risk, these securities are subject to the risk that prepayment on the underlying mortgages will occur earlier or later or at a lessor or greater rate than expected. To the extent that the adviser's assumptions about prepayments are inaccurate, these securities may expose the Portfolios to significantly greater market risks than expected.

            Certain Portfolios also may invest in the following types of FHLMC mortgage pass-through securities. FHLMC issues two types of mortgage pass-through securities: mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"). PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage pass-through securities differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity. They are called "pass-through" securities because both interest and principal payments, including prepayments, are passed through to the holder of the security. PCs and GMCs are both subject to prepayment/extension risk.

            Municipal Bonds

            Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

            From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's alternative minimum taxable income, and corporate investors must treat all tax-exempt interest as an item of tax preference. Moreover a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

            Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

            Other Investment Companies

            The Portfolios may invest in shares of other open-end management investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

            Participation Interests

            The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

            Privately Issued Securities

            Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be "illiquid" are subject to the Portfolios' policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser, under guidelines approved by the Board, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

            Repurchase Agreements

            The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined in or under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. All repurchase agreements will be fully collateralized based on values that are marked to market daily. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

            Reverse Repurchase Agreements

            Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

            Small Company Securities

            Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

            Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

            Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Fund may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

            Stripped Securities

            Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (GSEs), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. A Portfolio will not purchase stripped mortgage-backed securities ("SMBS"). The stripped securities purchased by a Portfolio generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk.

            Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

            Unrated Investments

            The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's Investors Services, Inc. ("Moody's) or Standard & Poor's Ratings Group ("S&P") may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

            U.S. Government Obligations

            The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

            Warrants

            The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly.

            Zero Coupon Bonds

            Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

            Nationally Recognized Statistical Ratings Organization

            The ratings of Moody's, S&P and Fitch Investors Service, Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

            Portfolio Turnover

            Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible tax consequences for the Interestholders.

ITEM 13. MANAGEMENT OF THE TRUST

            The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."

            Trustees and Officers. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

            General. The following table provides basic information about the Trustees and Officers of the Trust. Each of the Trustees and Officers listed below acts in identical capacities for each of the 91 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the "Fund Complex"). The address of each Trustee and Officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 72.

            In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("independent Trustees"), appears separately from the information for the "interested" Trustees.

Name, Age and Address	Position Held with Registrant/ Length of Service 1	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships

INDEPENDENT TRUSTEES

Thomas S. Goho, 60	Trustee, since 1987	Wake Forest University, Calloway School of Business and Accountancy, Benson-Pruitt Professorship since 1999, Associate Professor of Finance 1994-1999.	N/A

Peter G. Gordon, 59	Trustee, since 1998; (Lead Trustee, since 2001).	Chairman, CEO and Co-Founder of Crystal Geyser Water Company and President of Crystal Geyser Roxane Water Company.	N/A

Richard M. Leach, 69	Trustee, since 1987	President of Richard M. Leach Associates (a financial consulting firm).	N/A

Timothy J. Penny, 50	Trustee, since 1996	Senior Counselor to the public relations firm of Himle-Horner and Senior Fellow at the Humphrey Institute, Minneapolis, Minnesota (a public policy organization).	N/A

Donald C. Willeke, 62	Trustee, since 1996	Principal of the law firm of Willeke & Daniels.	N/A

INTERESTED TRUSTEES 2

Robert C. Brown, 71	Trustee, since 1992	Retired. Director, Federal Farm Credit Banks Funding Corporation and Farm Credit System Financial Assistance Corporation until February 1999.	N/A

W. Rodney Hughes, 75	Trustee, since 1987	Private Investor.	Barclays Global Investor Funds/Master Investment Portfolio, 23 portfolios

J. Tucker Morse, 58	Trustee, since 1987	Private Investor/Real Estate Developer; Chairman of White Point Capital, LLC.	N/A

OFFICERS

Michael J. Hogan, 43	President, since 2000

    Executive Vice President of Wells Fargo Bank, N.A. since July 1999. President of Wells Fargo Funds Management, LLC since March 2001. Senior Vice President of Wells Fargo Bank, N.A. from April 1997 to July 1999. Prior thereto, Vice President of American Express Financial Advisors until April 1997.

N/A

Karla M. Rabusch, 43	Treasurer, since 2000

    Senior Vice President of Wells Fargo Bank, N.A., since May 2000. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC since March 2001. Vice President of Wells Fargo Bank, N.A. from December 1997 to May 2000. Prior thereto, Director of Managed Assets Investment Accounting of American Express Financial Advisors until November 1997.

N/A

C. David Messman, 42	Secretary, since 2000	Vice President and Senior Counsel of Wells Fargo Bank, N.A. since January 1996. Vice President and Secretary of Wells Fargo Funds Management, LLC since March 2001.	N/A

    ________________

    1            Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.

    2            Basis of Interestedness. Robert C. Brown and W. Rodney Hughes own securities of Wells Fargo & Company, the parent holding company of the Portfolios' adviser. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.

                Committees. All of the independent Trustees are also members of the Audit and Nominating Committees of the Trust. Whenever a vacancy occurs on the Board, the Nominating Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Nominating Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only independent Trustees may nominate and select persons to become independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Shareholder nominees are not considered unless required by or under the 1940 Act. The Nominating Committee meets only as necessary, and did not meet during the Portfolios' most recently completed fiscal year. The Audit Committee oversees the Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios' financial statements, and interacts with the Portfolios' independent auditors on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met three times during the equity Portfolios' fiscal year ended September 30, 2001, and four times during the income Portfolios' fiscal year ended May 31, 2001.

                Compensation. Prior to January 1, 2002, each Trustee received an annual retainer (payable quarterly) of $40,000 from the Fund Complex, and also received a combined fee of $1,000 for attendance at Fund Complex Board meetings, and a combined fee of $250 for attendance at committee meetings. If a committee meeting was held absent a full Board meeting, each attending Trustee received a $1,000 combined fee. These fees applied equally for in-person or telephonic meetings, and Trustees were reimbursed for all out-of-pocket expenses related to attending meetings.

                Effective January 1, 2002, each Trustee receives an annual retainer (payable quarterly) of $52,000 from the Fund Complex. Each Trustee also receives a combined fee of $5,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,000 for attendance at telephonic Fund Complex Board meetings. In addition, the Lead Trustee of the Fund Complex receives an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

                The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's Officers are not compensated by the Trust for their services. For the fiscal year ended September 30, 2001, the Trustees received the following compensation:

Compensation Table Year Ended September 30, 2001
Trustee	Compensation
INDEPENDENT TRUSTEES
Donald H. Burkhardt*	$13,162
Jack S. Euphrat*	$12,444
Thomas S. Goho	$64,016
Peter G. Gordon	$58,417
Richard M. Leach	$65,163
Timothy J. Penny	$58,639
Donald C. Willeke	$60,688
INTERESTED TRUSTEES
Robert C. Brown	$58,936
W. Rodney Hughes	$56,716
J. Tucker Morse	$63,470

    ____________________

    *Retired as of December 31, 2000.

            Beneficial Equity Ownership Information. As of the date of this SAI, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

    Beneficial Equity Ownership in Fund Complex
    Calendar Year Ended December 31, 2001*

Trustee	Dollar Range of Equity Securities of the Portfolios of the Trust														Aggregate Dollar Range of Equity Securities of Fund Complex
	Disciplined Growth Portfolio	Equity Income Portfolio	Index Portfolio	International Equity Portfolio	Large Cap Appreciation Portfolio	Large Company Growth Portfolio	Managed Fixed Income Portfolio	Small Cap Index Portfolio	Small Cap Value Portfolio	Small Company Growth Portfolio	Small Company Value Portfolio	Stable Income Portfolio	Strategic Value Bond Portfolio	Tactical Maturity Bond Portfolio
INDEPENDENT TRUSTEES
Thomas S. Goho	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
Peter G. Gordon	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Richard M. Leach	0	0	0	0	0	0	0	0	0	0	0	0	0	0	B
Timothy J. Penny	0	0	0	0	0	0	0	0	0	0	0	0	0	0	A
Donald C. Willeke	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
INTERESTED TRUSTEES
Robert C. Brown	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
W. Rodney Hughes	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D
J. Tucker Morse	0	0	0	0	0	0	0	0	0	0	0	0	0	0	D

    *     The Small Cap Basic Value Portfolio is not included because it did not commence operations until August 30, 2002.

            Ownership of Securities of Certain Entities. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

            Approval of Advisory and Sub-Advisory Agreements. Under Section 15(c) of the 1940 Act, the Board is generally required to approve annually the investment advisory and investment sub-advisory contracts (individually, an "Advisory Agreement," and collectively, the "Advisory Agreements") for the Portfolios. At each quarterly meeting, the Board reviews the performance information and nature of services provided by the investment adviser and any sub-advisers. At least annually, the Board is provided with quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements, including comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser and each investment sub-adviser (individually, an "Adviser" and collectively, the "Advisers") and a description of the quality and nature of the services provided by the Advisers.

            Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board also analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, as well as administration fees, if any.

            The Board then reviewed statistical information regarding the performance and expenses of the Portfolios and the underlying funds that invest in the Portfolios (each, a "Gateway Fund") and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio and Gateway Fund, the Board reviewed the performance information for a "Peer Group" of each Portfolio and Gateway Fund, a group of funds that was similar to the specific Portfolio, the relevant Lipper category of funds ("Lipper Group") for each Gateway Fund, and applicable broad-based indexes. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board then also reviewed, for each Portfolio as compared to its Peer Group, the: (i) combined contractual advisory and administration fees, if any, (ii) net expense ratio, (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (e.g. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

            The Board then analyzed the Adviser's background and services that it provides to the Portfolios. The Board discussed the fact that the Adviser has established an investment program for each Portfolio and supervises and evaluates the sub-adviser. The Board recognized that the Adviser has an expertise in hiring and overseeing the activities of the sub-adviser. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Adviser's compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of any communications received from Portfolio Interestholders since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser, and the level of attention given to the Portfolios by such persons. In evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel.

            In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board also considered soft dollar arrangements and other benefits received by the primary Adviser through its relationship with the sub-adviser (e.g. float income received by the Adviser on sale and redemption amounts, other contractual arrangements, or the general nature of the benefits received by affiliates of the primary Adviser that provide services to the Portfolios). The Board analyzed the degree to which the sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' investment portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

            Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) the quality of services provided by each of the Advisers; (ii) the scope of each Adviser's background and experience; (iii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; and (iv) the level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

            Set forth below, as of August 15, 2002, is the name and interest ownership of each interest holder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of interests in each respective Portfolio.

    INTEREST Ownership as of AUGUST 15, 2002

Portfolio	Name and Address	Percentage of Portfolio
Disciplined Growth Portfolio	Diversified Equity Moderate Balanced Growth Balanced	54.94% 7.40% 32.69%
Equity Income Portfolio	Diversified Equity Growth Balanced Equity Income	17.38% 10.18% 67.12%
Index Portfolio	Diversified Equity Growth Balanced Index	26.37% 15.55% 51.70%
International Equity Portfolio	Growth Equity Diversified Equity Moderate Balanced Growth Balanced	25.64% 36.22% 5.15% 22.93%
Large Cap Appreciation Portfolio	Diversified Equity Moderate Balanced Growth Balanced Large Cap Appreciation Fund	49.40% 6.70% 29.48% 9.94%
Large Company Growth Portfolio	Diversified Equity Growth Equity Growth Balanced Large Company Growth	11.89% 6.09% 7.33% 70.97%
Managed Fixed Income Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	13.64% 18.44% 38.12% 28.30%
Small Cap Basic Value Portfolio	Stephens Inc. 111 Center Street, Suite 300 Little Rock, AR	100%
Small Cap Index Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap	21.69% 25.89% 13.23% 34.19%
Small Cap Value Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap	21.84% 26.44% 12.92% 33.91%
Small Company Growth Portfolio	Diversified Equity Growth Equity Small Company Growth Diversified Small Cap	6.28% 7.38% 70.71% 10.16%
Small Company Value Portfolio	Diversified Equity Growth Equity Growth Balanced Diversified Small Cap Small Company Value	19.67% 23.93% 12.67% 31.53% 7.42%
Stable Income Portfolio	Strategic Income Moderate Balanced Stable Income	12.99% 12.87% 74.14%
Strategic Value Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	13.40% 18.10% 39.23% 27.80%
Tactical Maturity Bond Portfolio	Strategic Income Moderate Balanced Growth Balanced Diversified Bond	13.25% 17.90% 38.63% 27.47%

            For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interest holder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

            Investment Adviser. Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

            The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

            The Advisory Agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

            The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

            The table below shows the dollar amount of advisory fees payable as a percentage of daily net assets by each Portfolio to the predecessor advisers over the past three years. As discussed in the "Trust History" section, the Portfolios, except for the Large Cap Appreciation Portfolio and the Small Cap Basic Value Portfolio, were created as part of the reorganization of the Stagecoach and Norwest Funds. Therefore, the information shown below concerning the dollar amounts of advisory fees paid shows the dollar amount of fees paid to advisers by the Portfolio or its predecessor portfolio that is considered the surviving entity for accounting purposes. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001. The Small Cap Basic Value Portfolio commenced operations on August 30, 2002, and therefore, no fee information is shown for this Portfolio.

    ADVISORY FEES
	Fees Payable	Fees Waived	Fees Paid
Disciplined Growth Portfolio
Year ended September 30, 2001	$ 1,288.061	$ 172,711	$ 1,115,350
Year ended September 30, 2000	$ 1,541,983	$ 192,907	$ 1,349,076
Period ended September 30, 1999	$ 622,670	$ 36,372	$ 586,298
Year ended May 31, 1999	$ 1,481,103	$ 79,837	$ 1,401,126
Equity Income Portfolio
Year ended September 30, 2001	$18,482,986	$2,505,886	$15,977,100
Year ended September 30, 2000	$18,698,296	$2,380,350	$ 16,317,946
Period ended September 30, 1999	$ 4,258,945	$ 257,478	$ 4,001,467
Year ended May 31, 1999	$10,582,022	$ 425,107	$10,156,915
Index Portfolio
Year ended September 30, 2001	$ 2,459,825	$ 845,233	$ 1,614,592
Year ended September 30, 2000	$ 2,677,126	$ 896,975	$ 1,780,151
Period ended September 30, 1999	$ 849,293	$ 286,572	$ 562,721
Year ended May 31, 1999	$ 2,351,029	$ 779,240	$ 1,571,789
International Equity Portfolio
Year ended September 30, 2001	$ 2,946,621	$ 136,026	$ 2,810,595
Year ended September 30, 2000	$ 2,908,662	$ 271,975	$ 2,636,687
Period ended September 30, 1999	$ 632,379	$ 0	$ 632,379
Year ended May 31, 1999	$ 536,814	$ 0	$ 536,814
Large Cap Appreciation Portfolio
Period ended September 30, 2001	$ 35,877	$ 3,588	$ 32,289
Large Company Growth Portfolio
Year ended September 30, 2001	$21,408,514	$ 4,908	$21,403,606
Year ended September 30, 2000	$20,917,166	$ 56,176	$20,860,990
Period ended September 30, 1999	$ 4,418,020	$ 213,833	$ 4,204,187
Year ended May 31, 1999	$ 9,043,943	$ 137,320	$ 8,906,623
Managed Fixed Income Portfolio
Year ended May 31, 2001	$ 2,598,385	$1,012,180	$ 1,586,205
Year ended May 31, 2000	$ 1,965,288	$ 612,643	$ 1,352,645
Year ended May 31, 1999	$ 1,307,275	$ 0	$ 1,307,275
Small Cap Index Portfolio
Year ended September 30, 2001	$ 429,420	$ 8,325	$ 421,095
Year ended September 30, 2000	$ 432,047	$ 10,079	$ 421,968
Period ended September 30, 1999	$ 114,972	$ 25,681	$ 89,291
Year ended May 31, 1999	$ 303,388	$ 54,976	$ 248,412
Small Cap Value Portfolio
Year ended September 30, 2001	$ 1,810,122	$ 272,718	$ 1,537,404
Year ended September 30, 2000	$ 1,754,000	$ 628,309	$ 1,125,691
Period ended September 30, 1999	$ 432,524	$ 21,449	$ 411,075
Year ended May 31, 1999	$ 1,021,928	$ 50,969	$ 970,959
Small Company Growth Portfolio
Year ended September 30, 2001	$ 6,225,737	$ 7,894	$ 6,217,843
Year ended September 30, 2000	$ 7,079,263	$ 25,669	$ 7,053,594
Period ended September 30, 1999	$ 2,116,131	$ 97,671	$ 2,018,460
Year ended May 31, 1999	$ 6,579,692	$ 1,559	$ 6,578,133
Small Company Value Portfolio
Year ended September 30, 2001	$ 1,566,993	$ 328,257	$ 1,238,736
Year ended September 30, 2000	$ 1,563,705	$ 324,359	$ 1,239,346
Period ended September 30, 1999	$ 472,849	$ 25,997	$ 446,852
Year ended May 31, 1999	$ 1,297,868	$ 68,547	$ 1,229,321
Stable Income Portfolio
Year ended May 31, 2001	$ 1,738,232	$ 9	$ 1,738,223
Year ended May 31, 2000	$ 1,415,363	$ 71,543	$ 1,343,820
Year ended May 31, 1999	$ 864,254	$ 0	$ 864,254
Strategic Value Bond Portfolio
Year ended May 31, 2001	$ 868,811	$ 34,526	$ 834,285
Year ended May 31, 2000	$ 964,676	$ 58,451	$ 906,225
Year ended May 31, 1999	$ 1,203,467	$ 0	$ 1,203,467
Tactical Maturity Bond Portfolio
Year ended May 31, 2001	$1,734,029	$ 670,937	$ 1,063,092
Year ended May 31, 2000	$ 1,310,074	$ 408,448	$ 901,626
Year ended May 31, 1999	$ 871,345	$ 0	$ 871,345

            Investment Sub-Advisers. Funds Management has engaged Wells Capital Management Incorporated ("WCM"), Cadence Capital Management ("Cadence"), Galliard Capital Management, Inc. ("Galliard"), Peregrine Capital Management, Inc. ("Peregrine") and Smith Asset Management Group, LP ("Smith Group") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and WCM.

            An Investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

            As compensation for sub-advisory services to the Portfolios, WCM, Cadence, Galliard, Peregrine, and Smith are each entitled to receive the following fees:

Core Portfolio	Sub-Adviser	Fees 1
Disciplined Growth	Smith	0-175M 0.35% 175-225M 0% 225-500M 0.25% >500M 0.20%
Equity Income	WCM	0-200M 0.25% 200-400M 0.20% >400M 0.15%
Index	WCM	0-200M 0.02% >200M 0.01%
International Equity	WCM	0-200M 0.35% >200M 0.25%
Large Cap Appreciation	Cadence	0-250M 0.30% 250-500M 0.20% 500-1000M 0.15% >1000M 0.10%
Large Company Growth	Peregrine	0-25M 0.75% 25-50M 0.60% 50-275M 0.50% >275M 0.30%
Managed Fixed Income 2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Small Cap Basic Value	WCM	0-200M 0.25% >200M 0.20%
Small Cap Index	WCM	0-200M 0.02% >200M 0.01%
Small Cap Value	Smith	0-110M 0.45% 110-150M 0% 150-300M 0.30% >300M 0.25%
Small Company Growth	Peregrine	0-50M 0.90% 50-180M 0.75% 180-340M 0.65% 340-685M 0.50% 685-735M 0.52% >735M 0.55%
Small Company Value	Peregrine	0-175M 0.50% >175M 0.75%
Strategic Value Bond 2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Stable Income 2	Galliard	0-500M 0.10% 500M-1500M 0.05% >1500M 0.03%
Tactical Maturity Bond	Peregrine	0-10M 0.40% 10-25M 0.30% 25M-300M 0.20% >300M 0.10%

__________
1   The left side of this column lists breakpoints in millions of dollars.

2   Assets of the Managed Fixed Income Portfolio, Stable Income Portfolio and Strategic Value Bond Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such portfolios.

            Administrator. The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator"). Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, transfer agent, custodian, independent auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's Officers and Board of Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

            Prior to November 8, 1999, Forum Administrative Services, LLC ("FAdS") was the administrator for the predecessor core portfolios, and received a fee with respect to each portfolio at an annual rate of 0.05% of each Portfolio's average daily net assets. The Table below shows the dollar amount of administrative fees paid by each Portfolio to FAdS. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Large Cap Appreciation Portfolio commenced operations on August 31, 2001, and the Small Cap Basic Value Portfolio commenced operations on August 31, 2002, and therefore fee information is not shown for these Portfolios.

    ADMINISTRATION FEES

Fees Paid to FadS
Disciplined Growth Portfolio
Year ended September 30, 2000	$ 10,471
Period ended September 30, 1999	$ 34,593
Year ended May 31, 1999	$ 2,447
Equity Income Portfolio
Year ended September 30, 2000	$ 129,287
Period ended September 30, 1999	$ 425,895
Year ended May 31, 1999	$ 633,095
Index Portfolio
Year ended September 30, 2000	$ 84,206
Period ended September 30, 1999	$ 283,098
Year ended May 31, 1999	$ 4,436
International Equity Portfolio
Year ended September 30, 2000	$ 7,871
Period ended September 30, 1999	$ 26,349
Year ended May 31, 1999	$ 0
Large Company Growth Portfolio
Year ended September 30, 2000	$ 109,678
Period ended September 30, 1999	$ 339,848
Year ended May 31, 1999	$ 558,368
Managed Fixed Income Portfolio
Year ended May 31, 2000	$ 96,373
Year ended May 31, 1999	$ 2,742
Small Cap Index Portfolio
Year ended September 30, 2000	$ 7,979
Period ended September 30, 1999	$ 22,994
Year ended May 31, 1999	$ 5,702
Small Cap Value Portfolio
Year ended September 30, 2000	$ 8,920
Period ended September 30, 1999	$ 22,764
Year ended May 31, 1999	$ 2,817
Small Company Growth Portfolio
Year ended September 30, 2000	$ 34,493
Period ended September 30, 1999	$ 117,563
Year ended May 31, 1999	$ 363,979
Small Company Value Portfolio
Year ended September 30, 2000 Period ended September 30, 1999	$ 7,942 $ 26,269
Year ended May 31, 1999	$ 3,557
Stable Income Portfolio
Year ended May 31, 2000	$ 71,543
Year ended May 31, 1999	$ 2,010
Strategic Value Bond Portfolio
Year ended May 31, 2000	$ 53,358
Year ended May 31, 1999	$ 2,334
Tactical Maturity Bond Portfolio
Year ended May 31, 2000	$ 64,212
Year ended May 31, 1999	$ 2,472

            Custodian. Wells Fargo Bank MN, located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as Custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank MN is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the International Equity Portfolio, for which it will receive a fee of 0.10% of the average daily net assets on an annualized basis.

            Fund Accountant. Forum Accounting Services, LLC ("Forum Accounting"), located at Two Portland Square, Portland, Maine 04101, serves as the accountant for the Portfolios (the "Accountant"). For its services as Accountant, Forum Accounting is entitled to receive a monthly base fee per Portfolio ranging from $4,667 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting is also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

            The Board has approved PFPC, Inc. ("PFPC") to serve as the Fund Accountant for all of the Portfolios beginning January 1, 2003, or such later dates as the Officers determine are necessary to transition services from Forum Accounting to PFPC. Management intends to transition the accounting services to PFPC in stages, and the transition is expected to be completed by the end of the first quarter of 2003. Once the transition is complete, for its services as Fund Accountant, PFPC will be entitled to receive the annual asset-based Fund Complex fee listed in the chart below.

Average Fund Complex Daily Net Assets	Annual Asset Based Fees
$0-90 billion	0.0057%
$90-$95 billion	0.0047%
>$95 billion	0.0040%

Each Portfolio's share of the annual asset based Fund Complex fee will be based on its proportionate share of the aggregate average net assets of all the funds and Portfolios in the Complex. PFPC also will be entitled to receive an annual fee of $10,000 from the Small Cap Basic Value Portfolio, but this annual fee is waived for all other existing Portfolios. Finally, PFPC will be entitled to receive certain out-of-pocket costs.

            Code of Ethics. The Fund Complex, the Adviser and the Sub-Advisers each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies comply with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a fund or investment adviser; (ii) any employee of a fund or investment adviser (or any company in a control relationship to a fund or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a fund or investment adviser who obtains information concerning recommendations made to a fund regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions under Rule 17j-1. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, adviser, and the Sub-Advisers are on public file with, and are available from, the SEC.

            Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

            The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Board and the supervision of the Adviser, each Portfolio's Sub-Adviser is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

            Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Stephens or affiliated brokers. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

            Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Stephens or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

            In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser oversees each Sub-Adviser's trade execution procedures to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.

            A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios. For the fiscal year ended September 30, 2001, the Sub-Advisers listed below directed transactions in the aggregate amounts and paid total commissions in amounts as follows:

Sub-Adviser	Transactions Value	Commissions Paid
Cadence	$ 54,701	$ 80
Dresdner	$ 147,669,840	$ 322,614
Golden	$ 50,672,133	$ 50,538
Peregrine	$ 240,201,123	$ 529,747
Smith	$ 212,630,438	$ 680,956
WCM*	$ 1,475,619,155	$1,849,065

  * Includes all transactions executed for the Fund Complex.

  None of the other Sub-Advisers participate in such directed brokerage practices.

            Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.

            From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

            Under the Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Declaration Trust, the Trustees may amend the Trust's Declaration of Trust without the vote of Interestholders.

            The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

            The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an Interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

            Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

            In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

            In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

            The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

            The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

            If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

            If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

            NAV is determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

            Each Portfolio's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest bid quotations. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. A Portfolio may be required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security.

            Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board . Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

            For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 19. TAXATION.

            The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

            The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

            It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

            Stephens Inc. (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

            The Placement Agency Agreement will continue year to year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

            Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

            KPMG LLP has been selected as the independent auditors for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111.

            The annual reports, including the independent auditors' report for the fiscal period ended September 30, 2001 for the equity Portfolios of the Trust, and for the fiscal year ended May 31, 2001 for the income Portfolios of the Trust, are incorporated herein by reference.

  SCHEDULE A

  DESCRIPTION OF RATINGS

            The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

      AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

      AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

      A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

      BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

      BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

            S&P applies indicators "+", no character and "-" to its rating categories. The indicators show relative standing within the major rating categories.

            The following summarizes the highest six ratings used by Moody's for corporate and municipal bonds. The first four denote investment-grade securities.

      Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

      A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

      Baa - Bonds that are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

      B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

            Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

            The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment grade.

      AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

      AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

      A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

      BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

            To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

            The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment grade:

      AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

      AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

      A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

      BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

            To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

            The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

            MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

            MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

            The following summarizes the two highest ratings used by S&P for short-term municipal notes:

            SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

            SP-2 - Indicates satisfactory capacity to pay principal and interest.

            The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of Master Portfolios, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

            The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment grade:

            F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

            F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

            F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

            Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

            The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

            For commercial paper, D&P uses the short-term debt ratings described above.

            For commercial paper, Fitch uses the short-term debt ratings described above.

  WELLS FARGO CORE TRUST

  File No. 811-9689

  PART C

  OTHER INFORMATION

  Item 23. Exhibits.

Exhibit Number	Description
(a)	- Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(b)	- Not applicable.
(c)	- Not applicable.
(d)(1)	- Investment Advisory Contract with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(2)(i)	- Investment Sub-Advisory Contract with Wells Capital Management Incorporated, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(ii)	- Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001.
(iii)	- Not applicable.
(iv)	- Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001.
(v)	- Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A and Appendix A, filed herewith.
(vi)	- Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(e)	- Not applicable pursuant to General Instruction (B)(2)(b).
(f)	- Not applicable.
(g)(1)	- Custody Agreement with Wells Fargo Bank Minnesota, N.A., incorporated by reference to Amendment No. 4, filed August 31, 2001.
(i)	- Delegation Agreement (17f-5) with Wells Fargo Bank Minnesota, N.A., filed herewith.
(2)	- Securities Lending Agreement by and among Wells Fargo Core Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A., filed herewith.
(h)(1)	- Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(2)

- Placement Agency Agreement with Stephens, Inc., incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999; Appendix A to Placement Agency Agreement, incorporated by reference to Amendment No. 4, filed August 31, 2001.

(3)	- Fund Accounting Agreement with Forum Accounting Services, LLC, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(i)	- Not applicable, pursuant to General Instruction (B)(2)(b).
(j)	- Not applicable, pursuant to General Instruction (B)(2)(b).
(k)	- Not applicable, pursuant to General Instruction (B)(2)(b).
(l)	- Not applicable.
(m)	- Not applicable.
(n)	- Rule 18f-3 Plan, incorporated by reference to the Registration Statement on Form N-1A, filed November 8, 1999.
(p)(1)	- Joint Code of Ethics for Funds Trust, Core Trust and Variable Trust, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(2)	- Wells Fargo Funds Management, LLC Code of Ethics, incorporated by reference to Amendment No. 4, filed August 31, 2001.
(3)	- Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(4)	- Peregrine Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(5)	- Not applicable.
(6)	- Smith Asset Management Group, L.P. Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(7)	- Wells Capital Management Incorporated Code of Ethics, incorporated by reference to Amendment No. 2, filed October 2, 2000.
(8)	- Cadence Capital Management Code of Ethics, incorporated by reference to Amendment No. 4, filed August 31, 2001.

Item 24.  Persons Controlled by or Under Common Control with the Fund.

            Registrant believes that no person is controlled by or under common control with Registrant.

Item 25.  Indemnification.

            Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26.  Business and Other Connections of Investment Adviser.

                (a)     Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

                To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

                (b)     Wells Capital Management Incorporated ("WCM"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of WCM in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of WCM is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (c)     Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (d)     Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (e)     Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

                (f)     Cadence Capital Management ("Cadence"), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Item 27.  Principal Underwriters.

                (a)     Stephens Inc. ("Stephens"), placement agent for the Registrant, also acts as principal underwriter for Barclays Global Investors Funds, Inc., Nations Fund, Inc., Nations Fund Trust, Nations Separate Account Trust, Nations Reserves, Nations Funds Trust, Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Nations Master Investment Portfolio, Barclays Master Investment Portfolio, and Wells Fargo Core Trust, all of which are registered open-end management investment companies. Stephens Capital Management, an operating division of Stephens, acts as an investment adviser for certain funds of The Diversified Investors Funds Group, also an open-end management investment company.

                (b)     Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D thereto, filed by Stephens with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (file No. 501-15510).

                (c)     Not applicable.

Item 28.  Location of Accounts and Records.

                (a)     The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

                (b)     Wells Fargo Funds Management, LLC, maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

                (c)     Stephens Inc. maintains all Records relating to its services as placement agent at 111 Center Street, Little Rock, Arkansas 72201.

                (d)     Wells Fargo Bank Minnesota, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

                (e)     Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

                (f)     Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

                (g)     Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

                (h)     Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 500 Crescent Court, Suite 250, Dallas, Texas 75201.

                (i)      Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

                (j)      Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

Item 29. Management Services.

            Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in the Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

  Not applicable.

  SIGNATURES

  Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 30th day of August, 2002.

  WELLS FARGO CORE TRUST

  By /s/ Christopher R. Bellonzi
  Christopher R. Bellonzi
  Assistant Secretary

  WELLS FARGO CORE TRUST

  FILE NO. 811-9689

  EXHIBIT INDEX
Exhibit Number	Description
EX-99.B(d)(2)(v)	Schedule A and Appendix A to the Investment Sub-Advisory Contract with Peregrine Capital Management, Inc.
EX-99.B(g)(1)(i)	Delegation Agreement (17f-5) with Wells Fargo Bank Minnesota, N.A.
EX-99.B(g)(2)	Securities Lending Agreement by and among Wells Fargo Core Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A.

  EX-99.B(d)(2)(v)

  Core Trust Sub-Advisory Agreement with
  Peregrine Capital Management, Inc.
  Appendix A

  Large Company Growth Portfolio
  Small Company Growth Portfolio
  Small Company Value Portfolio
  Tactical Maturity Bond Portfolio

  Approved by Board of Trustees: October 24, 2000 and November 27, 2001 (to change the name of the Positive Return Bond Portfolio to the Tactical Maturity Bond Portfolio).

  Most Recent Annual Approval Date: August 7, 2001.

  SCHEDULE A

  WELLS FARGO CORE TRUST
  INVESTMENT SUB-ADVISORY AGREEMENT
  FEE AGREEMENT

            This fee agreement is made as of the 27th day of November, 2001 by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser"); and

            WHEREAS, the parties and Wells Fargo Core Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds listed in Appendix A.

  Appendix A

Core Trust Fund	Breakpoints	Sub-Advisory Rate
Large Company Growth Portfolio	0-25M 25-50M 50-275M >275M	0.75 0.60 0.50 0.30
Small Company Growth Portfolio	0-50M 50-180M 180-340M 340-685M 685-735M >735M	0.90 0.75 0.65 0.50 0.52 0.55
Small Company Value Portfolio	0-175M >175M	0.50 0.75
Tactical Maturity Bond Portfolio	0-10M 10-25M 25-300M >300M	0.40 0.30 0.20 0.10

  WELLS FARGO FUNDS MANAGEMENT, LLC

  By: /s/ Andrew Owen
   Andrew Owen
  Vice President

  PEREGRINE CAPITAL MANAGEMENT, INC.

  By: /s/ Robert B. Mersky
   Robert B. Mersky
  President

  EX-99.B(g)(1)(i)

July 25, 2000

Wells Fargo Core Trust
c/o Stephens Inc.
111 Center Street
Little Rock, AR 77201

Re:       Foreign Custody Manager

Ladies and Gentlemen:

            In connection with the safekeeping of securities and cash and various other custody activities provided by Wells Fargo Bank Minnesota, N.A. (the "Custodian") to Wells Fargo Core Trust (the "Trust") under the Custody Agreement dated as of November 8, 1999 (the "Agreement"), the Trust desires to delegate to the Custodian certain additional duties as a "Foreign Custody Manager" for the series identified in Exhibit A (each a "Fund" or collectively the "Funds") as permitted by Rule 17f-5 of the Investment Company Act of 1940, ("Rule 17f-5"). This agreement replaces the prior agreement dated November 8, 1999. Such additional duties shall be performed on the terms and conditions set forth herein.

            Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the attached Exhibit B.

            The Trust hereby delegates to the Custodian, with respect to each Fund's assets located in each Specified Country, the duties of a "Foreign Custody Manager" as defined in Rule 17f-5 and as specified below. The Custodian accepts the Board's delegation of responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of each Fund's assets would exercise.

Section I. Reports.

            The Custodian shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Funds' foreign custody arrangements, written reports notifying the Board of the placement of assets of each Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of a Fund with any such Eligible Foreign Custodian.

Section II. Duties of the Custodian.

          1.         Subject to the provisions of this Agreement, the Custodian shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, the Custodian shall:

            (a) determine that assets of the Funds held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule;

            (b) determine that each Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for each Fund's assets based on the standards specified in paragraph (c)(1) of the Rule;

            (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the assets of each Fund as such specified provisions;

            (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of a Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and

            (e) advise the Trust whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule.

            Anything in this Foreign Custody Manager Agreement to the contrary notwithstanding, in no event shall the Custodian be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Trust, the Custodian shall provide the Trust from time to time with information addressing the factors set forth in Section (c)(1) of the Rule and the Custodian's opinions with respect thereto so that the Trust may determine the appropriateness of placing Trust assets therein.

            2.         (a) For purposes of Clauses (a) and (b) of preceding paragraph 1 of this Section, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, information gathered through the Custodian's subcustodian network through the Bank of New York, or through publicly available information otherwise obtained with respect to each such Securities Depository.

            (b) For purposes of clause (d) of preceding Section 1 of this Section, the Custodian's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to, (a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

Section III. Representations.

            1.         The Trust hereby represents that: (a) this Foreign Custody Manager Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust on behalf of each Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust's execution or performance of this Agreement; (b) this Foreign Custody Manager Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

            2.         The Custodian hereby represents that: (a) the Custodian is duly organized and existing as a national banking association, with full power to carry on its businesses as now conducted, and to enter into this Foreign Custody Manager Agreement and to perform its obligations hereunder; (b) this Foreign Custody Manager Agreement has been duly authorized, executed and delivered by the Custodian, constitutes a valid and legally binding obligation of the Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Custodian prohibits the Custodian's execution or performance of this Foreign Custody Manager Agreement; and (c) the Custodian has established the Monitoring System.

Section IV. Liability of the Custodian.

            1.         The Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Trust or a Fund except to the extent the same arises out of the failure of the Custodian to exercise the care, prudence and diligence required of the Custodian under this Foreign Custody Manager Agreement. In no event shall the Custodian be liable to the Trust, a Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Foreign Custody Manager Agreement.

            2.         Each Fund shall indemnify the Custodian and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Custodian by reason or as a result of any action or inaction, or arising out of the Custodian's performance hereunder, provided that a Fund shall not indemnify the Custodian to the extent any such costs, expenses, damages, liabilities or claims arises out of the Custodian's failure to exercise the reasonable care, prudence and diligence required of it under this Foreign Custody Manager Agreement.

            3.         The Custodian shall have only such duties as are expressly set forth herein. In no event shall the Custodian be liable for any Country Risks associated with investments in a particular country.

Section V. Miscellaneous.

            1.         For its services hereunder, each Fund agrees to pay to the Custodian such compensation and out-of-pocket expenses as shall be mutually agreed.

            2.         This Foreign Custody Manager Agreement constitutes the entire agreement between the Trust and the Custodian, and no provision in the Custody Agreement between the Trust on behalf of each Fund and the Custodian shall affect the duties and obligations of the Custodian as a Foreign Custody Manager hereunder, nor shall any provision in this Foreign Custody Manager Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

            3.       Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Custodian, shall be sufficiently given if received by it at its offices at:

Wells Fargo Bank Minnesota, N.A.
Attn: Jeannette Dubanoski, VP

Global Custody - N9306-05C
733 Marquette Ave S
Minneapolis, MN 55479

            4.         Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at:

Wells Fargo Core Trust
c/o Stephens Inc.
111 Center Street
Little Rock, AR 77201

With a copy to:

C. David Messman
Wells Fargo Bank, N.A.
633 Folsom Street
7th Floor, (MAC # 0149-077)
San Francisco, CA 94107-3600

            5.         This Foreign Custody Manager Agreement shall be construed in accordance with the substantive laws of the State of Minnesota, without regard to conflicts of laws principles thereof. The Trust and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Foreign Custody Manager Agreement.

            6.         This Foreign Custody Manager Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

            If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

            Wells Fargo Bank Minnesota, National Association

By:                 /s/ Jeanette K. Dubanoski
     Name:        Jeanette K. Dubanoski
    Title:           Vice President

Agreed and Accepted:

Wells Fargo Core Trust

By:                 /s/ C. David Messman
    Name:        C. David Messman

    Title:           Secretary

Exhibit A

Portfolios of Wells Fargo Core Trust

International Equity Portfolio

As approved by the Board of Trustees on November 8, 1999, and amended July 25, 2000.

Most Recent Approval Date: August 7, 2001.

Exhibit B

            Whenever used in the Foreign Custody Manager Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Trust.

            2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

           3. "Monitoring System" shall mean a system established by the Custodian to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of this Agreement.

            4. "Qualified Foreign Bank" shall have the meaning provided in the Rule.

           5. "Responsibilities" shall mean the responsibilities delegated to the Custodian as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

            6. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended.

           7. "Securities Depository" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.

           8. "Specified Country" shall mean each country identified on a list maintained from time to time by mutual agreement of the Trust and the Custodian and each country, other than the United States, constituting the primary market for a security with respect to which the Trust has given settlement instructions to the Custodian as custodian (the "Custodian") under its Custody Agreement with the Trust.

EX-99.B(g)(2)

WELLS FARGO CORE TRUST

SECURITIES LENDING AGREEMENT

            This Agreement, made as of the 1st day of March, 2001, by and among Wells Fargo Core Trust (the "Trust") on behalf of its funds now existing or hereafter created (the "Funds"), Wells Fargo Funds Management, LLC, as adviser for the Funds ("Funds Management") and Wells Fargo Bank Minnesota, N.A., as custodian for the Funds (the "Custodian").

            WHEREAS, the Custodian has established a securities lending program (the "Program") to permit its retirement plan, trust and custody clients to loan securities;

            WHEREAS, the Funds listed in Exhibit A desire to participate in the Program and the Board of Trustees having approved their participation in the Program; and

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Adviser's Activities

As investment adviser to the Funds, Funds Management's responsibility with respect to securities lending activities shall be to perform or supervise the performance by sub-advisers or, to the extent delegated by this Agreement, the Custodian, in accordance with securities lending guidelines approved by the Board of Trustees of the Trust (the "Guidelines"), of the following:

a.     To negotiate or approve the terms and conditions of securities loans entered into by the Funds.

b.     To evaluate the creditworthiness of and select borrowers (the "Borrowers").

c.     To invest any cash collateral received from the Borrowers or obtained through repurchase transactions with respect to non-cash collateral received from the Borrowers.

d.     To identify to the Custodian securities in the Funds that are eligible to be loaned under the Program and securities that are not eligible to be loaned.

e.     To provide to the Custodian a schedule of permitted lending rates.

f.     To update all such information as necessary in consultation with the Custodian.

             2. Delegation of Authority

Wells Fargo hereby delegates to the Custodian the administration of the Funds' securities lending activities, subject to the monitoring and supervision of Funds Management and/or the appropriate sub-advisers (the "Advisers"), and the Custodian hereby accepts such delegation. Pursuant to this delegation of authority:

a.     The Custodian may only enter into loans on terms and conditions approved by the Advisers (the "Securities Loan Agreement").

b.     The Custodian may only enter into loans with entities whose creditworthiness have been evaluated by the Advisers and who have been approved by the Advisers to act as Borrowers.

c.     The Custodian may only invest cash collateral received from the Borrowers or obtained through repurchase arrangements with respect to non-cash collateral in securities specified by the Adviser in writing, as provided to the Custodian from time to time.

d.     The Advisers retain full discretion and power to prevent any loan from being made or to instruct the Custodian to terminate any loan once made.

            3. Custodian's Activities

For the compensation described below and in accordance with the Guidelines, and subject to the direction and supervision of the Advisers, the Custodian undertakes the following:

a. To enter into a Securities Loan Agreement with each Borrower setting forth the general terms governing loans made under the Program.

b. To open an account (the "Account") for each Fund participating in the Program. Each loan made will be made on behalf of and solely for the benefit of an Account.

c. To implement loans consistent with its delegated authority and with the Funds' prospectuses directly or through a finder, for a minimum of one day but within the term as set forth in the Guidelines, retaining the power to terminate the loan at any time unless otherwise agreed with the Funds.

d. To require each loan when made to be collateralized in the amount of 102% of the market value of any domestic securities loaned or 105% of the market value of any international securities loaned, as the case may be, and accrued interest.

e. To mark each loaned security to market daily using the closing valuation as of the prior business day. The Custodian shall use a pricing service to obtain market valuation. If the market value of the given collateral falls to 100% of the market value of the loaned security plus accrued interest, the Custodian shall request additional collateral from the Borrower to bring the collateralization back to 102% for any domestic securities loaned or 105% for any international securities loaned. Collateral in excess of 102% or 105%, as the case may be, will be returned to the Borrower if requested.

f. To receive and take possession of collateral in the form of cash, government securities (as defined in the Investment Company Act of 1940 (the "Act")), irrevocable letters of credit issued by certain approved banks, or such other collateral as may be permitted by the Securities and Exchange Commission (the "Commission") or its staff. To the extent permitted under the Act, and as interpreted by the staff of the Commission or pursuant to any exemptive order thereunder, cash received from all loans from Accounts may be commingled for investment purposes. Such cash may be invested only in securities approved in writing by the Advisers that are permissible investments for each Fund.

g. Normally, securities loaned and cash or government securities transferred as collateral will be processed, similar to security purchases and sales, through the Depository Trust Company or a Federal Reserve Bank or any other appropriate clearing organization (the "Clearing Organization").

            4. Allocation of Security Loans Among Participants

The Custodian maintains a list of securities available for lending through the Program, including available Fund securities. The Custodian will use reasonable efforts to allocate loans among participants in the Program in a way that is fair to all participants, including the Funds. As a result of this allocation, the Funds understand that a single Borrower may be lent a significant portion, or all, of the Funds' securities available for lending. The Funds also understand that other Program participants may absorb all demand for particular securities and that the Funds' securities may not be loaned even where identical securities are being loaned by the Custodian as part of the Program on behalf of other participants.

            5. Termination of Any Security Loan

A loan may be terminated by the Custodian or the Borrower at any time pursuant to the Securities Loan Agreement covering the loan. The Advisers may request the Custodian to terminate any loan of securities for any reason at any time. Upon such loan termination, the Custodian will take delivery or receive through a Clearing Organization the securities to be returned. The Custodian will return to the Borrower directly or through the Clearing Organization the collateral securing the loan. The Securities Loan Agreement will provide for the return of corporate securities no later than the third business day following loan termination notice and, in the case of government securities, no later than the next business day following loan termination notice. Notwithstanding the foregoing, the Custodian will have a reasonable time after receiving the Advisers' loan termination request to liquidate cash collateral investments prior to terminating the loan.

            6. Portfolio Investment Activity and Corporate Actions in Regard to Loaned Securities

The Funds' Accounts are entitled to all cash dividends, stock dividends, stock splits, rights of distribution, conversion privileges, tender and exchange offers, and similar corporate actions with respect to any loaned securities as if the securities had not been loaned. During any period when securities are loaned, the Funds waive their right to vote such securities. The Funds may regain the right to vote securities by causing a timely termination of a loan in advance of the record date established for determining stockholder entitlement to vote. Any securities of the portfolio that are on loan may be sold by the Advisers at any time. Upon receipt by the Custodian of notice from the Advisers of any sale, the Custodian will initiate action to terminate the loan of the securities sold. If such notice is not received by the Custodian, the Custodian assumes no liability for the failure of the transaction to settle on contractual settlement date.

            7. Recordkeeping and Reporting

The Custodian will monitor daily the value of the loaned security and the collateral. The Custodian will provide recordkeeping and accounting services necessary for the operation of the Program. The Custodian will keep security loan records separate from the Funds' custodial or fiduciary portfolio records. The Custodian will credit income from each loan to the Funds' Accounts at least once a month. The Custodian will provide the Advisers with a detailed monthly report, which shall include all loan activity, Borrowers to whom loans were made, and income earned. The Custodian will also provide the Advisers with a list of each Fund's securities lending positions on a daily basis and will provide such other reports as the Advisers or the Board of Trustees of the Trust may reasonably request.

            8. Fees

An exemptive order (the "Order") was obtained from the Commission, which permits the Custodian to receive a percentage of the Account Revenues for acting as Securities Lending Agent. As used herein, "Account Revenues" means all revenue, in the form of (a) earnings on the investment of cash collateral provided by a Borrower in connection with a loan from an Account through the Program, net of any agreed-upon amount payable to the Borrower out of such earnings, or (b) separate lending fees payable by a Borrower when the collateral provided by the Borrower is in the form of letters of credit or government securities, in each case net of expenses. The Funds will receive 60% of the Account Revenues, and the Custodian will receive the remaining 40% of the Account Revenues. Account Revenues will be calculated and credited monthly.

            9. Risk of Loss

The Funds assume all risk of loss arising out of Borrower defaults on return of lent securities, collateral deficiencies or collateral investment loss, provided the terms and conditions of this Agreement and the Guidelines have been observed by the Custodian. If the Borrower defaults on the return of a lent security, in accordance with the Securities Loan Agreement, the Funds or the Custodian, if authorized, may purchase securities identical to the lent securities (or their equivalent in the event of reorganization, recapitalization or merger of the issuer of the borrowed security) and may apply the collateral to the payment of the purchase price, expenses and other obligations under the Securities Loan Agreement. The Custodian assumes all risk of loss arising out of negligent operation of its Program or any failure by it to observe the terms and conditions of this Agreement or the Guidelines.

            10. Termination

This Agreement may be terminated at any time by any party upon 60 days' written notice to the others. Upon mutual agreement, the parties may waive all or part of the notice period. The Custodian will terminate all loans from the Funds' Accounts in accordance with the Security Loan Agreement in time for lent securities to be returned to the Funds prior to the effective date of any such termination.

            11. Construction

Each Fund shall be deemed to have entered into this Agreement severally and not jointly, and the provisions of this Agreement shall be construed accordingly. Each reference hereunder to the Funds or a Fund shall be deemed a separate reference solely to the Fund to which a particular loan under this Agreement relates. Under no circumstances shall the rights, obligations or remedies hereunder with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this Section: (i) the collateral and mark to market requirements specified in Section 3 of this Agreement shall be calculated separately based solely upon the loans entered into by each Fund; and (ii) the Custodian shall have no right to set off claims against or amounts owed by one Fund by applying property of another Fund.

            12. Notices

Notice to the Funds shall be directed and mailed as follows:

Wells Fargo Core Trust
c/o Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94163
Attn: Karla M. Rabusch

With a copy to:

C. David Messman
Wells Fargo Funds Management, LLC
633 Folsom Street, 7th Floor
San Francisco, CA 94107

With a copy to:

Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W., #5500
Washington, DC 20006
Attn: Marco E. Adelfio

Notice to the Adviser shall be directed and mailed as follows:

Wells Fargo Funds Management, LLC
525 Market Street, 12th Floor
San Francisco, CA 94163
Attn: Michael J. Hogan

With a copy to:

Wells Fargo Funds Management, LLC
633 Folsom Street, 7th Floor
San Francisco, CA 94107
Attn: C. David Messman

Notice to the Custodian shall be directed and mailed as follows:

Wells Fargo Bank Minnesota, N.A.
Investment Management & Trust- Securities Lending
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN 55479-0029
Attn: Robert G. Smith

            13. Section Headings

The headings of sections in this Agreement are inserted for convenience of reference and shall not be deemed to be a part of or used in the construction of this Agreement.

            14. Governing Law

This Agreement and all transactions hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of California.

            15. Successors and Assigns

This Agreement shall be binding on and enforceable against the successors and assigns of the parties. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

            16. Effective Date and Term

This Agreement shall be effective on the 8th day of May 2001, and relates to the agreement dated as of July 25, 2000 among Wells Fargo Core Trust, Wells Fargo Bank, N.A. and Wells Fargo Bank Minnesota, N.A., as approved by the Board of Trustees on August 19, 1999, July 25, 2000 and March 1, 2001. This Agreement shall continue in effect for one year, unless earlier terminated in accordance with Section 10, and from year to year thereafter provided it shall be renewed at least annually by the Trust's Board of Trustees, including a majority of the Trust's disinterested Trustees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WELLS FARGO CORE TRUST

By: /s/ C. David Messman
 C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ Karla M. Rabusch
 Karla M. Rabusch
Chief Administrative Officer & Chief Financial Officer

WELLS FARGO BANK MINNESOTA, N.A.

By: /s/ Robert G. Smith
 Robert G. Smith
Managing Director of Securities Lending

Exhibit A

FUNDS OF WELLS FARGO CORE TRUST

1. Disciplined Growth Portfolio
2. Equity Income Portfolio
3. Index Portfolio
4. International Equity Portfolio
5. Large Cap Appreciation Portfolio
6. Large Cap Value Portfolio
7. Large Company Growth Portfolio
8. Managed Fixed Income Portfolio
9. Small Cap Index Portfolio
10. Small Cap Value Portfolio
11. Small Company Growth Portfolio
12. Small Company Value Portfolio
13. Stable Income Portfolio
14. Strategic Value Bond Portfolio
15. Tactical Maturity Bond Portfolio

Approved by the Board of Trustees: October 24, 2000, May 8, 2001, November 27, 2001 and May 7, 2002.

Most Recent Annual Approval Date: August 7, 2001.

The above list of Funds is agreed to as of May 7, 2002.

WELLS FARGO CORE TRUST

By: /s/ C. David Messman
 C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ Karla M. Rabusch
Karla M. Rabusch
Senior Vice President, Chief Administrative Officer and Chief Financial Officer

WELLS FARGO BANK MINNESOTA, N.A.

By: /s/ Robert G. Smith
Robert G. Smith
Vice President